February 16, 2018

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Dear Sir/Madam:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 1,069 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”), a Delaware statutory trust.

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 1,069 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 1,069 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

AJD/JMS

EXHIBIT A

1.	13D Activist Fund
2.	AlphaCore Absolute Fund
3.	AlphaCore Statistical Arbitrage Fund
4.	Altegris/AACA Opportunistic Real Estate Fund
5.	Altegris GSA Trend Strategy Fund
6.	Altegris Managed Futures Strategy Fund
7.	Altegris Multi-Strategy Alternative Fund
8.	Altegris Futures Evolution Strategy Fund
9.	Ascendant Deep Value Convertibles Fund
10.	Ascendant Tactical Yield Fund
11.	Astor Dynamic Allocation Fund
12.	Astor Macro Alternative Fund
13.	Astor Sector Allocation Fund
14.	Athena Value Fund
15.	Beech Hill Total Return Fund
16.	Biondo Focus Fund
17.	Biondo Growth Fund
18.	BTS Tactical Fixed Income Fund
19.	BTS Managed Income Fund
20.	Chadwick & D’Amato Fund
21.	Changing Parameters Fund
22.	CMG Mauldin Solutions Core Fund
23.	CMG Tactical All Asset Strategy Fund
24.	CMG Tactical Bond Fund
25.	Deer Park Total Return Credit Fund
26.	Eagle MLP Strategy Fund
27.	Equinox MutualHedge Futures Strategy Fund
28.	FX Strategy Fund
29.	Grant Park Absolute Return Fund
30.	Grant Park Fixed Income Fund
31.	Grant Park Multi-Alternative Strategies Fund
32.	KCM Macro Trends Fund
33.	Ladenburg Income Fund
34.	Ladenburg Income & Growth Fund
35.	Ladenburg Growth & Income Fund
36.	Ladenburg Growth Fund
37.	Ladenburg Aggressive Growth Fund
38.	Leader Floating Rate Fund
39.	Leader Short-Term Bond Fund

40.	Leader Total Return Fund
41.	Navigator Equity Hedged Fund
42.	Navigator Duration Neutral Bond Fund
43.	Navigator Sentry Managed Volatility Fund
44.	Navigator Tactical Fixed Income Fund
45.	PSI All Asset Fund
46.	PSI Total Return Fund
47.	PSI Strategic Growth Fund
48.	PSI Tactical Growth Fund
49.	PSI Opportunistic Fund
50.	Pacific Financial Alternative Strategies Fund
51.	Pacific Financial Core Equity Fund
52.	Pacific Financial Dynamic Allocation Fund
53.	Pacific Financial Explorer Fund
54.	Pacific Financial Faith & Values Based Conservative Fund
55.	Pacific Financial Faith & Values Based Moderate Fund
56.	Pacific Financial Faith & Values Based Diversified Growth Fund
57.	Pacific Financial Flexible Growth & Income Fund
58.	Pacific Financial Foundational Asset Allocation Fund
59.	Pacific Financial International Fund
60.	Pacific Financial Strategic Conservative Fund
61.	Pacific Financial Tactical Fund
62.	Patriot Balanced Fund
63.	Patriot Fund
64.	Power Dividend Index Fund
65.	Power Income Fund
66.	Power Momentum Index Fund
67.	Power Dividend Mid-Cap Index Fund
68.	Power Floating Rate Index Fund
69.	Princeton Long/Short Treasury Fund
70.	Princeton Premium Fund
71.	Probabilities Fund
72.	Probabilities Sector Rotation Fund
73.	Sierra Tactical All Asset Fund
74.	Sierra Strategic Income Fund
75.	Agility Shares Dynamic Tactical Income ETF
76.	RiskPro PFG Aggressive 30+ Fund
77.	RiskPro PFG 30+ Fund
78.	RiskPro 30+ Fund
79.	RiskPro Aggressive 30+ Fund
80.	RiskPro Dynamic 0-10 Fund
81.	RiskPro Dynamic 15-25 Fund
82.	RiskPro Dynamic 20-30 Fund
83.	RiskPro PFG Balanced 20-30 Fund
84.	RiskPro PFG Global 30+ Fund
85.	RiskPro PFG Equity 30+ Fund
86.	RiskPro Tactical 0-30 Fund
87.	RiskPro PFG 0-15 Fund
88.	RiskPro Alternative 0-15 Fund
89.	Toews Tactical Defensive Alpha Fund
90.	Toews Tactical Income Fund
91.	Toews Tactical Monument Fund
92.	Toews Tactical Opportunity Fund
93.	Toews Tactical Oceana Fund
94.	Toews Tactical Growth Allocation Fund
95.	Toews Unconstrained Income Fund
96.	TransWestern Institutional Short Duration Government Bond Fund
97.	Zeo Strategic Income Fund